Exhibit 17

VOTE THIS PROXY CARD TODAY! YOUR PROMPT RESPONSE WILL SAVE

THE EXPENSE OF ADDITIONAL MAILINGS

Ú Please fold and detach card at perforation before mailing Ú

SMITH BARNEY INVESTMENT FUNDS INC. - SMITH BARNEY GROUP SPECTRUM FUND SPECIAL MEETING OF SHAREHOLDERS:
JANUARY 28, 2005 AT 1:00 P.M.	PROXY SOLICITED BY THE BOARD OF DIRECTORS

The undersigned holder of shares of Smith Barney Group Spectrum Fund (the “Acquired Fund”), a series of Smith Barney Investment Funds Inc. (“Investment Funds”), hereby appoints R. Jay Gerken, Robert I. Frenkel, Harris Goldblat, Michael Kocur and Andrew Shoup attorneys and proxies for the undersigned, each with full powers of substitution and revocation, to represent the undersigned and to vote on behalf of the undersigned all shares of the Acquired Fund that the undersigned is entitled to vote at the Special Meeting of Shareholders of the Acquired Fund to be held at the Citigroup Center, 153 East 53 Street, 14th Floor, New York, New York 10022 on January 28, 2005 at 1:00 P.M., and any adjournment or adjournments thereof. The undersigned hereby acknowledges receipt of the Notice of Special Meeting and Prospectus/Proxy Statement dated December     , 2004 and hereby instructs said attorneys and proxies to vote said shares as indicated herein. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Special Meeting or any adjournment or adjournment thereof. A majority of the proxies present and acting at the Special Meeting in person or by substitute (or, if only one shall be so present, then that one) shall have and may exercise all of the power and authority of said proxies hereunder. The undersigned hereby revokes any proxy previously given.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE

Date:
Note: Please sign exactly as your name appears on this Proxy. If joint owners, EITHER may sign this Proxy. When signing as attorney, executor, administrator, trustee, guardian or corporate officer, please give your full title.

Signature(s) Title(s), if applicable

Ú Please fold and detach card at perforation before mailing Ú

Please indicate your vote by an “X” in the appropriate box below. This proxy, if properly executed, will be voted in the manner directed by the undersigned shareholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR APPROVAL OF THE PROPOSAL.

		FOR	AGAINST	ABSTAIN
1.	To approve the Agreement and Plan of Reorganization providing for (i) the acquisition of all of the assets of Smith Barney Group Spectrum Fund (the “Acquired Fund”), a series of Investment Funds, by Smith Barney Appreciation Fund Inc. (the “Acquiring Fund”), and the assumption by the Acquiring Fund of all of the liabilities of the Acquired Fund, (ii) the distribution to shareholders of the Acquired Fund of such shares of the Acquiring Fund in liquidation of the Acquired Fund and the cancellation of the Acquired Fund’s outstanding shares and (iii) the subsequent termination of the Acquired Fund as a series of Investment Funds.	☐	☐	☐

2.	To transact any other business which may properly come before the Special Meeting or any adjournment thereof.

NOTE: YOUR PROXY IS NOT VALID UNLESS IT IS SIGNED ON THE REVERSE SIDE.